                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported):  MAY 20, 1998



                              GLOBAL MARINE INC.
            (Exact name of registrant as specified in its charter)



             DELAWARE                      1-5471               95-1849298
   (State or other jurisdiction   (Commission File Number)   (IRS Employer
         of incorporation)                                   Identification No.)



               777 N. ELDRIDGE PARKWAY
                   HOUSTON, TEXAS                        77079
      (Address of principal executive offices)        (Zip Code)



      Registrant's telephone number, including area code:  (281) 596-5100
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ITEM 5.   OTHER EVENTS.

          On May 20, 1998, Global Marine Inc. (the "Company") entered into a Terms Agreement (incorporating by reference the terms of an Underwriting Agreement for Debt Securities (the "Underwriting Agreement")) dated May 20, 1998 (the "Terms Agreement") with Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc, as underwriters, relating to the offering of $300,000,000 aggregate principal amount of the Company's 7% Notes Due 2028 (the "Notes") under its Registration Statements on Form S-3 (Registration Nos. 33-58577 and 333-49807). Each of the Terms Agreement and the Underwriting Agreement is being filed as an exhibit to this report. The Terms of the Notes and a Form of Note are also being filed as exhibits to this report. The Notes will be issued under the Indenture dated September 1, 1997 between the Company and Wilmington Trust Company, as trustee (the "Trustee"), which was filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4 (333-39033) filed with the Commission on October 30, 1997 (the "S-4 Registration Statement"). The Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee was filed as Exhibit 25 to the S-4 Registration Statement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     1.1  --  Form of Underwriting Agreement for Debt Securities.

     1.2 -- Terms Agreement dated April 20, 1998 among Global Marine Inc. and Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc.

     4.1  --  Terms of 7% Notes Due 2028.

     4.2  --  Form of 7% Note Due 2028.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GLOBAL MARINE INC.



                                   By: /s/  Thomas R. Johnson
                                       ---------------------------------------
                                       Thomas R. Johnson
                                       Vice President and Corporate Controller


Date:  May 22, 1998

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